Exhibit 10.16

AMENDMENT TO EMPLOYMENT AGREEMENT

THIS AMENDMENT TO EMPLOYMENT AGREEMENT (this “Amendment”) dated as of March 3, 2017, shall amend that certain Employment Agreement (the “Employment Agreement”), dated May 28, 2014, by and between Vine Oil & Gas GP LLC, a Delaware limited liability company (“Vine GP”), and Eric Marsh (“Executive”). Capitalized terms used but not defined herein shall have the meanings given to such terms in the Agreement.

RECITALS

WHEREAS, on March 15, 2016, Vine GP assigned the Employment Agreement to Vine Management Services LLC (“VMS”), a wholly-owned indirect subsidiary of Vine GP, pursuant to that certain Assignment and Assumption Agreement, by and between Vine GP and VMS; and

WHEREAS, as set forth below, the parties desire to amend Executive’s Base Compensation and Annual Bonus, as set forth in the Employment Agreement.

NOW, THEREFORE, for good and valuable consideration, and intending to be legally bound hereby, the parties hereto agree as follows:

AMENDMENT

1.    Amendment to the Employment Agreement. Effective as of January 1, 2017, the Employment Agreement shall be amended as follows:

(a)    The defined term “the Company” as used in the Employment Agreement shall be deemed to refer to VMS.

(b)    Sections 4(a) and 4(b) of the Employment Agreement shall be deleted in their entirety and replaced with the following:

“(a)    Base Compensation. Executive shall be provided annualized Base Compensation, payable in accordance with the regular payroll practices of the Company, of $570,000, with adjustments, if any, as may be approved in writing by the Board.

(b)    Annual Bonus. Executive shall be eligible to earn an annual bonus with respect to each fiscal year of Vine Oil & Gas LP (“Vine LP”) ending during the Employment Term (pro-rated for any fractional years) (the “Annual Bonus”), subject to Section 8. Executive’s target bonus opportunity for his Annual Bonus will be equal to one hundred percent (100%) of Executive’s Base Compensation, and the Board may, in its sole discretion, require Executive to reinvest (subject to Section 4.4 of the Operating Agreement, excluding the first sentence thereof) a significant (e.g., 30-50%) portion of the after-tax proceeds thereof; provided, that the Board may not require Executive to reinvest his Annual Bonus following the consummation of an IPO. Such Annual Bonus shall be earned based on the achievement of performance metrics of Vine LP determined by the Board, after consultation with Executive, based upon the value of the assets held by the Company Group, Blackstone precedent for similar partnership (including taking into account the size of, and awards under, the Incentive Plan) and other factors as determined by the Board. The Annual Bonus, to the extent earned, shall be paid in the calendar year following the applicable performance year promptly after delivery of Vine LP’s audited financial statements for the relevant performance year. For the avoidance of doubt, the bonus contemplated by this Section 4(b) shall be exclusive of any bonuses for which Executive may be eligible in connection with services provided by Executive to Brix Oil & Gas Holdings LP, Harvest Royalties Holdings LP and their respective subsidiaries.”

(c)    Section (f) of Appendix A to the Employment Agreement shall be deleted in its entirety and replaced with the following:

““Board” shall mean the Board of Managers of Vine Oil & Gas GP LLC.”

(d)    Section (s) of Appendix A to the Employment Agreement shall be deleted in its entirety and replaced with the following:

““Operating Agreement” shall mean Vine LP’s Limited Partnership Agreement, dated as of May 28, 2014 and as amended on January 6, 2015, as may be further amended from time to time.”

2.    Other Provisions. Except as expressly modified by this Amendment, the terms and conditions of the Employment Agreement shall remain in full force and effect.

3.    General Provisions. This Amendment may be executed in separate counterparts and delivered by fax or email. This Amendment and all questions concerning the construction, validity and interpretation of this Amendment and the exhibits hereto will be governed by and construed in accordance with the internal laws of the State of Texas, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Texas or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Texas to be applied. The provisions of this Amendment may be amended and waived only with the prior written consent of the Company (through the Board of Managers of Vine GP) and Executive.

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The parties hereto have executed this Amendment to Employment Agreement on the date first above written.

VINE MANAGEMENT SERVICES LLC

By:	/s/ John Regan
Name:	John Regan
Title:	Chief Financial Officer

EXECUTIVE

/s/ Eric D. Marsh
Eric D. Marsh

Signature Page to Amendment to Employment Agreement